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Exhibit 10.9 (d)

Named Executive Officer Salaries

        On November 3, 2004, when the Company promoted D. Ashley Lee from Vice President Finance, Treasurer and Chief Financial Officer to Executive Vice President, Chief Operating Officer and Chief Financial Officer his annual salary was increased to $340,000.

        On February 18, 2005, the Compensation Committee of the Board of Directors of CryoLife, Inc. approved the following new salary levels for these "Named Executive Officers."

Officer	Salary
David M. Fronk	$225,225
Albert Heacox	$265,650

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Named Executive Officer Salaries